EXHIBIT 5
[Baker & Hostetler LLP letterhead]
August 12, 2008
The Board of Directors
Ferro Corporation
1000 Lakeside Avenue
Cleveland, OH 44114
Ladies and Gentlemen:
     We have acted as counsel to Ferro Corporation, an Ohio corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 (as amended, the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on March 5, 2008 and amended on or about the date hereof with respect to the offering from time to time by the Company of (i) senior debt securities (the “Debt Securities”), which may be issued pursuant to an Indenture dated as of March 5, 2008, as supplemented, or a subsequent indenture (the “Indenture”), by and between the Company and U.S. Bank National Association, or another entity as trustee (the Trustee”), and (ii) shares of common stock, par value $1.00 per share, of the Company (the “Common Stock” and, together with the Debt Securities, the “Securities”).
     We have reviewed the Registration Statement and the exhibits to the Registration Statement, including the forms of documentation under which the Securities will be issuable. In addition, we have examined originals or copies, certified, or otherwise identified to our satisfaction, of all such certificates and documents, and have considered such matters of law as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed, with your consent, without independent verification or investigation, the genuineness of all signatures, the legal capacity and competency of natural persons, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as facsimile versions or electronic or other copies, and, regarding documents executed by parties other than the Company, that those parties are duly organized and have the power and capacity to execute, deliver, and perform their respective obligations under such documents, that the execution, delivery, and performance of such documents was duly authorized by those parties, and that such documents are valid and binding obligations of those parties enforceable against those parties in accordance with their respective terms. As to factual matters not within our actual knowledge, we have relied without independent verification upon such certificates as we have deemed appropriate, including certificates of officers of the Company and certificates of public officials. In rendering this opinion, we have assumed there will be a sufficient authorized principal amount of the Debt Securities and number of shares of Common Stock available at the time of issuance. We also have assumed that the terms established for any specific Debt Securities or Common Stock authorized by or in accordance with authority granted by the Board of Directors of the Company will be consistent with applicable law and the Articles of Incorporation and Code of Regulations of the Company in effect at that time.
     Based upon the foregoing and subject to the qualifications and limitations set forth below, it is our opinion that:

     1. When (a) the terms of the Debt Securities have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of the Debt Securities; (b) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (c) the Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the provisions of the Indenture; and (d) the Debt Securities have been issued and sold by the Company and paid for as contemplated in the Registration Statement, the prospectus contained in the Registration Statement and the applicable prospectus supplement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, the Debt Securities will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights generally or by general principles of equity.
     2. When (a) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and sale of the Common Stock, the consideration to be received therefor, and related matters; (b) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Articles of Incorporation and the Code of Regulations of the Company so as not to violate any applicable law, the Articles of Incorporation, or the Code of Regulations or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (c) certificates in the form required under Ohio corporate law representing the Common Stock are duly executed, countersigned, registered, and delivered upon payment of the agreed upon consideration therefor, the Common Stock (including any shares of Common Stock duly issued upon conversion of any Debt Securities), when issued in accordance with the terms of the Indenture and the Debt Securities will be duly authorized, validly issued, fully paid, and nonassessable, provided that the consideration therefor is not less than $1.00 per share of Common Stock.
     This opinion is based solely upon the laws of the State of Ohio. This opinion speaks as of its date and we assume no obligation to advise you of any events or circumstances, including any changes in applicable law, that may occur after this date and prior to the time of the issuance of any of the Debt Securities as contemplated by the Registration Statement, the prospectus contained in the Registration Statement and the applicable prospectus supplement.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Validity of the Securities” in the prospectus included as part of the Registration Statement. In giving such consent, we do not admit we come within the category of persons whose consent is required by the Securities Act or the rules under the Securities Act.

Very truly yours,
/s/ Baker & Hostetler LLP